UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2010
FREIGHTCAR AMERICA, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51237 (Commission File Number)	25-1837219 (IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)
(800) 458-2235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     FreightCar America, Inc. (the “Company”) has entered into Indemnification Agreements (each, an “Indemnification Agreement” and together, the “Indemnification Agreements”) with each of its current directors: James D. Cirar, Thomas M. Fitzpatrick, William D. Gehl, Thomas A. Madden, S. Carl Soderstrom, Jr., Robert N. Tidball and Edward J. Whalen (each, an “Indemnitee”). The Indemnification Agreements were fully executed and became effective as of March 24, 2010. The Company’s obligations under the Indemnification Agreements are retroactive to the date when the respective Indemnitee became a director.
     Each Indemnification Agreement provides that the Company will, subject to certain limitations, indemnify the relevant Indemnitee against all expenses, judgments, fines, penalties and amounts paid in settlement actually incurred by the Indemnitee in connection with any proceeding arising from his relationship with the Company, to the fullest extent permitted by the Delaware General Corporation Law. Each Indemnification Agreement also provides for the advancement of expenses incurred by the Indemnitee in connection with any proceeding covered by his Indemnification Agreement. The Indemnitee undertakes to repay any such amounts to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification.
     The Indemnitee is not entitled to indemnification if a final adjudication establishes that the Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty, or that the Indemnitee personally gained a financial profit or other advantage to which he was not legally entitled. In addition, the Company is not obligated to make any indemnity under the Indemnification Agreement with respect to any Indemnitee in connection with any claim made against such Indemnitee: (i) for which payment has actually been made to the Indemnitee under an insurance policy or other indemnity agreement or provision; (ii) for any accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; or (iii) in connection with any proceeding initiated by the Indemnitee against the Company or its directors, officers or other Indemnitees, subject to certain exceptions.
     The above description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
Exhibit 10.1     Form of Indemnification Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: March 24, 2010	By:	/s/ Laurence M. Trusdell
		Name:	Laurence M. Trusdell
		Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Form of Indemnification Agreement